UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 4, 2019

Synthesis Energy Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33522	20-2110031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Riverway, Suite 1700, Houston, Texas 77056
(Address of Principal Executive Offices) (Zip Code)

(713) 579-0600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2019, Synthesis Energy Systems, Inc. (the “Company”) entered into a Technology Purchase Option Agreement (the “Agreement”) with Australian Future Energy Pty, Ltd., the Company’s joint venture partner in Australia (“AFE”), pursuant to which AFE has an exclusive option through July 31, 2019 to purchase from the Company 100% of its ownership interest in Synthesis Energy Systems Technology, LLC (“SEST”), a wholly-owned subsidiary company of the Company that owns all of the Company’s interest in its gasification technology.  Ownership rights to the technology for China shall remain with SES.  In addition, India, Brazil and Poland, as well as with respect to the Company’s DRI technology projects, are carved out of the transaction and would be retained by the Company for three years post-closing.

AFE issued one million shares to the Company in connection with the execution of the Agreement.  AFE would also pay (i) an additional $2.0 million in three equal installment, with the first installment paid at closing and the remainder over the subsequent twelve months, and (ii) $3.8 million on the earlier of the closing of a construction financing by AFE or five years from closing.  The closing of the transaction is subject to the negotiation of definitive agreements and other conditions specified in the Agreement.  In addition to the payment schedule above, AFE issued an additional one million shares with the execution of the Agreement and would also pay an additional $100,000 with the first installment paid at closing as full and final settlement of outstanding invoices owing AFE to the Company at the date of this Agreement.  The Company holds approximately a 36% ownership interest in AFE.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein in their entirety.

Item 8.01. Other Events.

On April 8, 2019, the Company issued a press release regarding the Agreement with AFE, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

10.1	Technology Purchase Option Agreement dated April 4, 2019 between Synthesis Energy Systems, Inc. and Australian Future Energy Pty, Ltd.
99.1	Press Release dated April 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthesis Energy Systems, Inc.

Date: April 8, 2019	By:	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Technology Purchase Option Agreement dated April 4, 2019 between Synthesis Energy Systems, Inc. and Australian Future Energy Pty, Ltd.
99.1	Press Release dated April 8, 2019